© Supermicro 2014 Fourth Quarter Fiscal 2015 Earnings Conference Presentation August 4, 2015 Exhibit 99.2

2 Safe Harbor Statement This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Supermicro, the benefit of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86 based servers, blade servers and embedded applications, increased competition, difficulties of predicting timing of new product introductions, customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. For a further list and description of risks and uncertainties, see the reports filed by Supermicro with the Securities and Exchange Commission. Supermicro disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental information, condensed balance sheets and statements of operations follow. All monetary amounts are stated in U.S. dollars.

3 Non-GAAP Financial Measures Non-GAAP gross margin in this presentation excludes stock-based compensation expense. Non- GAAP net income and net income per share in this presentation exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of the press release that was issued announcing the Company’s operating and financial results for the quarter ended June 30, 2015. In addition, a reconciliation from GAAP to non-GAAP results is contained in the financial summary attached to today’s presentation and is available in the Investor Relations section of our website at www.supermicro.com in the Events and Presentations section. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

4 Q4’FY2015 Non-GAAP Financial Highlights (in millions, except per share data)

5 Summary of Results  Revenues were 34% higher year over year  OEM and Direct business was 49.8% of total revenues and Internet Data Center was 15.5% of total revenues  System business was 61.7% of total revenues  Revenues by Geography:  US –62.2%  Europe – 19%  Asia – 14.8%  Other – 4%  Storage continues strong momentum with 79% growth year over year.

World's Best Server/Storage Product Lines

- The Ultra 1U and 2U Haswell Product Lines
  - 24 DIMM, 160W Xeon CPU, Flexible I/O, NVMe support…
  - One platform optimized for many applications
  - 3 to 15% less power consumption than competition
- The 2U TwinPro and FatTwin
  - Most optimized for Hyperconvergence Applications
  - HPC and Datacenter applications
  - Best price/performance ratio
- 847, 846, 836, 826, 226 Server Storage and JBOD
  - Highest storage density and performance
  - Very mature and reliable products with reputation
- GPU/Xeon Phi Product lines
  - Highest computing density and power efficiency
  - Non-blocking, direct connect 4 GPUs in 1U
- SuperBlade, MicroBlade and MicroCloud
  - Dense computing nodes, 0.05U/0.1U/0.2U per node
  - 90% less cable, easy maintenance, and cost effectiveness
- Management Software and Virtualization/Hyperconvergence


NEW!
NEW!


FatTwin
TwinPro
SuperBlade
GPU / Xeon Phi
MicroCloud
MicroBlade
Storage
Embedded
Switch
Software
Complete Rack Solutions

6

7 Revenue Trend Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $428 $443 $503 $471 $574 $'s millions Supermicro Revenue Trend

8 Revenue Analysis Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $192 $188 $201 $169 $220 $236 $255 $302 $302 $354 $'s millions Supermicro Subsystems/System Revenue Subsystems Systems

9 Non-GAAP Gross Margins 14.8% 15.0% 15.2% 15.4% 15.6% 15.8% 16.0% 16.2% 16.4% 16.6% 16.8% 17.0% Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 15.6% 15.7% 16.8% 16.3% 15.7%

10 Non-GAAP Operating Margin 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 6.9% 7.8% 9.1% 7.4% 7.8%

11 Summary P&L non-GAAP (in millions, except per share data)

12 Q4 FY2015 YTD Summary Statement of Cash Flows ($’s millions)

Q4 FY2015 Summary of Balance Sheet Metrics ($’s millions) 13

14 Supplemental Financials Fourth Quarter Fiscal 2015 Ended June 30, 2015

15 Prior Period Net Income Comparisons (in millions, except per share data) * Note: Non-GAAP, please see Non-GAAP financial measures on page 3.

16 Non-GAAP Financial Summary (in millions, except per share data)

17 Quarterly Net Income (Loss) GAAP to Non-GAAP Reconciliation (in millions, except per share data) * Note: Non-GAAP, please see Non-GAAP financial measures on page 3.